    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999

                                                     REGISTRATION NO. 333- _____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                              INNKEEPERS USA TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                                     65-0503831
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                             306 ROYAL POINCIANA WAY
                            PALM BEACH, FLORIDA 33480
                                 (561) 835-1800
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              MR. JEFFREY H. FISHER
                              INNKEEPERS USA TRUST
                             306 ROYAL POINCIANA WAY
                            PALM BEACH, FLORIDA 33480
                                 (561) 835-1800
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST INVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.[X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THIS PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                               PROPOSED                  PROPOSED
                                                               MAXIMUM                   MAXIMUM             AMOUNT OF
    TITLE OF EACH CLASS OF          AGGREGATE AMOUNT      OFFERING PRICE PER             AGGREGATE         REGISTRATION
  SECURITIES TO BE REGISTERED      TO BE REGISTERED(1)         SHARE (2)              OFFERING PRICE        FEE (2)(3)
-----------------------------------------------------------------------------------------------------------------------
  COMMON SHARES OF BENEFICIAL
   INTEREST. $.01 PAR VALUE             3,000,000                $11.625                 $34,875,000         $8,450
=======================================================================================================================

(1) PLUS SUCH ADDITIONAL NUMBER OF SHARES AS MAY BE REQUIRED IN THE EVENT OF A SHARE DIVIDEND, REVERSE SHARE SPLIT, SPLIT-UP, RECAPITALIZATION OR OTHER SIMILAR EVENT.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE. THIS AMOUNT WAS CALCULATED IN ACCORDANCE WITH RULE 457 AND BASED ON THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE COMMON SHARES AS REPORTED ON THE NEW YORK STOCK EXCHANGE ON JANUARY 12, 1999.
(3) PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, 375,000 COMMON SHARES COVERED BY AN EARLIER REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-1026) ARE BEING CARRIED FORWARD AND THE CORRESPONDING REGISTRATION FEE OF $1,245 THAT WAS PREVIOUSLY PAID AT THE TIME OF FILING WITH RESPECT TO SUCH COMMON SHARES IS BEING APPLIED TO THIS REGISTRATION STATEMENT.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE COMBINED PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO SECURITIES COVERED BY THE REGISTRANT'S PREVIOUS REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-1026).

                              INNKEEPERS USA TRUST

                                     [LOGO]

                                3,000,000 SHARES
                     COMMON SHARES, PAR VALUE $.01 PER SHARE

                                   ----------

                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                                   ----------

To the holders of Innkeepers USA Trust Common Shares:

         We are pleased to send you this Prospectus describing the Innkeepers USA Trust ("Innkeepers" or the "Company") Dividend Reinvestment and Share Purchase Plan (the "Plan") as in effect beginning ____________, 1999. The Plan provides you with a simple and convenient method to purchase additional Common Shares of Innkeepers, $.01 par value ( "Common Shares"). Purchases of Common Shares directly from Innkeepers pursuant to the Plan will provide Innkeepers with additional capital for general corporate purposes.

         Some of the significant features of the Plan are:

         - You may purchase Common Shares through the reinvestment of cash dividends on your Common Shares, at a 4% (subject to adjustment) discount to market value.

         - You may also make an initial investment in Common Shares or purchase additional Common Shares through monthly optional cash investments (subject to a minimum monthly limit of $250 for an initial investment and $50 per month for an additional investment, and in either case a maximum monthly limit of $3,000). Cash investments in excess of $3,000 may be made with the permission of Innkeepers at a discount which will be from 0% to 3%.

         - You will not be charged brokerage commissions or service charges for purchases made under the Plan with reinvested dividends.

         - Holders of Common Shares in broker or nominee name may participate in the Plan.

         - Your recordkeeping will be simplified since you will receive periodic statements of your account.

         - You may deposit Common Shares held by you and registered in your name into the Plan and thereby avoid the need for safekeeping of certificates.

         - HOLDERS OF COMMON SHARES CURRENTLY ENROLLED IN THE COMPANY'S DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN WILl BE AUTOMATICALLY ENROLLED IN THE NEW PLAN.

         This Prospectus contains complete information in an easy-to-read, question-and-answer format, and we urge you to read it carefully.

         Your participation is entirely voluntary, and you may begin or terminate your participation at any time. If you are a registered holder and wish to join the Plan, please complete and sign the Enrollment Authorization Form (enclosed herein) and return it to Harris Trust and Savings Bank of Chicago, the administrator of the Plan. Holders of Common Shares currently enrolled in the Company's Dividend Reinvestment and Share Purchase Plan will be automatically enrolled in the new Plan. If you are a beneficial owner, please see Questions 5 and 6 for instructions on how you may participate in the Plan. It is suggested that this Prospectus be retained for future reference.

         Thank you for your continued interest in Innkeepers.

                                        On behalf of the Board of Trustees,



                                        Jeffrey H. Fisher
                                        Chairman, Chief Executive Officer
                                        and President


                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION. NONE OF THESE ORGANIZATIONS HAS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


              The date of this Prospectus is _______________, 1999

                              AVAILABLE INFORMATION

         Innkeepers is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of a particular date concerning trustees and officers, their remuneration, and any material interest of such persons in transactions with Innkeepers is disclosed in proxy statements distributed to shareholders of Innkeepers and filed with the Commission. Such reports, proxy statements, and other information filed by Innkeepers can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Innkeepers' Common Shares is listed on the New York Stock Exchange (the "Exchange"). Reports, proxy statements, and any other information concerning Innkeepers can be inspected at the office of the Exchange at Room 401, 20 Broad Street, New York, New York 10005. In addition, the Company has filed certain of its reports, proxy statements and other information electronically with the Commission. The Commission maintains a Web site at (http://www.sec.gov) that contains such reports, proxy and information statements and other information electronically filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents and information previously filed with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference.

         (a) The Company's Form 10-K for the fiscal year ended December 31, 1997 which contains audited financial statements for the Company's latest fiscal year for which statements have been filed.

         (b) The Company's Forms 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and the Company's Forms 8-K filed as of January 22, 1998 and June 17, 1998.

         (c) The Company's definitive proxy statement dated April 6, 1998 in connection with the annual meeting of its stockholders held on May 6, 1998.

         (d) The description of the Company's Common Shares on Form 8-A dated July 25, 1994 and the description of the Company's Series A Cumulative Convertible Preferred Shares on Form 8-A dated September 4, 1998.

         All reports and other documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         INNKEEPERS HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN OR ORAL REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO DIRECTOR OF INVESTOR RELATIONS, INNKEEPERS USA TRUST, 306 ROYAL POINCIANA WAY, PALM BEACH, FLORIDA 33480, TELEPHONE (561) 835-1800.

                                 SUMMARY OF PLAN

         The following summary description of the Innkeepers USA Trust ("Innkeepers" or the "Company") Dividend Reinvestment and Share Purchase Plan (the "Plan") is qualified by reference to the full text of the Plan which is contained herein. Terms used in the summary have the meanings attributed to them in the Plan.

The Company . . . . . . . . . . . . . . The Company is a self-administered equity real estate investment trust
                                        ("REIT") which owns interests in hotel
                                        properties. The Company, through a
                                        wholly-owned subsidiary, owns an
                                        approximately 95.7% partnership interest in Innkeepers USA Limited Partnership, a Virginia limited partnership (the "Partnership"). The Partnership and its subsidiary partnerships currently own 63 hotels with an aggregate of 7,639 rooms in 23 states. The principal executive office of the Company is located at 306 Royal Poinciana Way, Palm Beach, Florida 33480; telephone number (561) 835-1800.
                                        The Company maintains a website at
                                        www.innkeepersusa.com.

Purpose of Plan  . . . . . . . . . . . .The primary purpose of the Plan is to provide Innkeepers shareholders and
                                        other interested investors a convenient
                                        and economic method of investing cash
                                        dividends, making an initial investment
                                        in Common Shares and making optional
                                        cash investments in additional Common
                                        Shares.

Purchase Price . . . . . . . . . . . . .The Plan provides that shares to be offered may be either newly issued
                                        shares, shares purchased on the open
                                        market, or shares purchased in privately negotiated transactions. (See Question 11.)

                                        Dividend Reinvestment. Under the Plan,
                                        the purchase price of Common Shares
                                        purchased with reinvested cash dividends
                                        (x) directly from the Company will be
                                        96% of the average of the daily high and low sales prices of the Common Shares on the Exchange during a Pricing Period consisting of the twelve Trading Days preceding the Investment Date and (y) on the open market will be 96% of the weighted average price paid for such shares. The Company reserves the right to change or eliminate the discount offered on Common Shares purchased with reinvested dividends.

                                        Optional Cash Investment and Initial
                                        Cash Investment. The Purchase Price of
                                        Common Shares purchased under the Plan
                                        with optional cash investments or an
                                        initial cash investment of $3,000 or
                                        less will be (i) the average of the
                                        daily high and low sales prices of the
                                        Common Shares on the Exchange during the Pricing Period if the shares are purchased directly from the Company and
                                        (ii) the weighted average price paid for such shares if the shares are purchased on the open market or in privately negotiated transactions. No discount will be offered on Common Shares purchased under the Plan in the open market or in privately negotiated transactions with optional cash investments or an initial cash investment.

                                        The Purchase Price for Common Shares
                                        purchased with optional cash investments or an initial cash investment in excess of $3,000 pursuant to a Request for Waiver (as described herein) may reflect a discount of 0% to 3% from the market price.

                                        The Purchase Price for each purchase of
                                        Common Shares will be contained in
                                        periodic statements provided to each
                                        Participant by the Administrator.

Brokerage Costs and Commissions;
Administrative Fees and Costs. . . . .  Participants in the Plan will pay no commissions or brokerage fees on
                                        purchases made with reinvested
                                        dividends. Participants will pay a pro
                                        rata portion of commissions and
                                        brokerage fees on open market or
                                        privately negotiated purchases of Common
                                        Shares with optional cash investments or initial cash investments. Participants selling Common Shares under the Plan will be subject to brokerage fees and commissions, taxes (if applicable) and certain administrative charges.

Plan Limitations . . . . . . . . . . . .Persons not presently shareholders may become Participants in the Plan by
                                        making an initial cash investment of not less than $250 and not more than $3,000 (except in cases where a Request for Waiver is made and granted). Other optional cash investments are subject to a minimum investment of $50 per month and a maximum investment of $3,000 per month (except when a Request for Waiver is made and granted). There is no minimum or maximum limitation on the amount of dividends a Participant may reinvest under the Plan.

Initial and
Optional Cash Investments. . . . . . . .With respect to initial cash investments in excess of $3,000 per month,
                                        Innkeepers may in its sole discretion
                                        establish a Waiver Discount and a
                                        Threshold Price each month. The Waiver
                                        Discount, which may vary each month
                                        between 0% and 3%, will be established
                                        by Innkeepers after a review of current
                                        market conditions, the level of Plan
                                        participation and current and projected
                                        capital needs. The Threshold Price will
                                        be established by Innkeepers as a
                                        minimum price applicable to a purchase
                                        of Common Shares in a given month. For
                                        each Trading Day during the Pricing
                                        Period on which the Threshold Price is
                                        not satisfied, one-twelfth of a
                                        Participant's optional cash investment
                                        in excess of $3,000 will be returned and no interest on such returned amount will be paid to the Participant. (See Questions 9 and 13.)

                                        Initial and optional cash investments
                                        that do not exceed $3,000 and the
                                        reinvestment of cash dividends in
                                        additional Common Shares will not be
                                        subject to the Waiver Discount or to the Threshold Price. However, the Company reserves the right to grant a discount and set a minimum price in the future for such investments.

                                        Initial cash investments of less than
                                        $250 (except when a lower initial cash
                                        investment minimum has been established
                                        for an investor by the Company in its
                                        sole discretion) and optional cash
                                        investments of less than $50 per month,
                                        and that portion of any initial or
                                        optional cash investment which exceeds
                                        the maximum monthly purchase limit,
                                        unless such limit has been waived, will
                                        be returned to the Participant and no
                                        interest on such amounts will be paid to the Participant.

Requests for Waiver . . . . . . . . . . In deciding whether to approve a Request for Waiver, Innkeepers will consider
                                        relevant factors including, but not
                                        limited to, whether it is then selling
                                        newly issued Common Shares under the
                                        Plan or acquiring Common Shares for the
                                        Plan through open market purchases or
                                        privately negotiated transactions;
                                        Innkeepers' need for additional funds;
                                        the attractiveness of obtaining such
                                        funds by the sale of Common Shares in
                                        comparison to other sources of funds;
                                        the purchase price likely to apply to
                                        any sale of Common Shares; the

                                        Participant submitting the request,
                                        including the extent and nature of such
                                        Participant's prior participation in the
                                        Plan; and the number of Common Shares
                                        held of record by such Participant; and
                                        the aggregate amount, if any, of initial and optional cash investments in excess of the allowable maximum amount for which Requests for Waiver have been submitted by all Participants. (See Question 13.)

                                        Innkeepers has no arrangements or
                                        understandings, formal or informal, with any person relating to the distribution of shares to be received pursuant to the Plan. Broker-dealers, financial intermediaries and other persons who acquire Common Shares through the Plan and resell them shortly after acquiring them may be considered to be underwriters within the meaning of the Securities Act.

Number of Shares Offered . . . . . . . .As of ___________, 1999, there were
                                        3,000,000 Common Shares authorized to be issued and registered under the Securities Act for offering pursuant to the Plan. Because Innkeepers currently expects to continue the Plan indefinitely, it expects to authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the Plan. See "Plan of Distribution".

                             DESCRIPTION OF THE PLAN

         The Company's prior Dividend Reinvestment and Share Purchase Plan is being replaced by a new Plan. Holders of Common Shares currently enrolled in the Company's Dividend Reinvestment and Share Purchase Plan will be automatically enrolled in the new Plan. The following questions and answers constitute the new Plan. Shareholders who do not participate in the Plan will continue to receive cash dividends, as declared and paid, in the usual manner.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

         The primary purpose of the Plan is to provide Innkeepers shareholders and others seeking to invest in Innkeepers a convenient and economic method of making an initial investment in the Company, investing cash dividends or making optional cash investments in additional Common Shares. In addition, purchases of Common Shares directly from Innkeepers pursuant to the Plan will provide Innkeepers with additional capital for general corporate purposes.

PARTICIPATION OPTIONS

2. WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

         If you elect to participate in the Plan (a "Participant"), you may make an initial investment in the Company in a minimum amount of $250 (although the Company may, in its sole discretion, establish a lower initial investment minimum for an investor) and a maximum amount of $3,000. You may also have all or a portion of your cash dividends automatically reinvested in Common Shares. If you wish, you may also make optional cash investments to purchase Common Shares, subject to a minimum investment of $50 per month and a maximum investment of $3,000 per month. Innkeepers may permit greater initial or optional cash investments. See Question 7 for more detail on options available under the Plan. You may make optional cash investments even if you do not reinvest dividends on your Common Shares.

ADVANTAGES AND DISADVANTAGES

3. WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

         The primary advantages of the Plan are:

         - You may have the cash dividends on all or a portion of your Common Shares automatically reinvested in additional Common Shares.

         - Common Shares purchased with reinvested dividends will be acquired by Participants at a discount (initially, 4%) to the market price.

         - Persons who are not shareholders may make an initial investment in Innkeepers, subject to a minimum investment of $250 (except when a lower minimum amount has been accepted by the Company in its sole discretion) and a maximum limit of $3,000 per month (unless a Request for Waiver is approved).

         - You may invest in additional Common Shares by making optional cash investments, subject to an individual minimum limit of $50 per month and an individual maximum limit of $3,000 per month (unless a Request for Waiver is approved). Optional cash investments may be made occasionally or at regular intervals, as the Participant desires. Participants may make optional cash investments even if dividends on their shares are not being reinvested.

         - When Common Shares are purchased directly from the Company, you pay no brokerage commissions or service charges in connection with your purchases under the Plan. In addition, with respect to reinvested dividends, you pay no brokerage commissions or service charges even if the shares purchased with such dividends are purchased in the open market or in privately negotiated transactions. However, Participants will pay a pro rata portion of brokerage fees and commissions on open market purchases or privately negotiated purchases in connection with initial or optional cash investments. See Question 24.

         - Initial investments in Innkeepers and optional cash investments in excess of $3,000 per month may be made with the permission of Innkeepers at a discount which will be from 0% to 3%.

         - Your reinvested cash dividends and optional cash investments will be fully invested because the Plan provides for fractional shares to be credited to your account. Additionally, dividends on such fractional shares, as well as whole shares held under the Plan, will be automatically reinvested in additional shares and credited to your Plan account.

         - You will avoid cumbersome safekeeping of share certificates for Plan shares credited to your account and you may also deposit shares held by you and registered in your name, thereby avoiding the need for safekeeping of certificates.

         - Periodic statements reflecting all current activity, including shares purchased and latest Plan account balance, will simplify your recordkeeping.

         The primary disadvantages of the Plan are:

         - Participants cannot depend on the availability of a market discount regarding shares acquired under the Plan. Initially, for initial and optional cash investments, no discount will be applicable. The granting of a discount for one month will not insure the availability of a discount or the same discount in future months. Each month, the Company may lower or eliminate discounts without prior notice to Participants. The Company may also, without prior notice to Participants, change its determination as to whether Common Shares will be purchased by the Administrator directly from the Company or in the open market or in privately negotiated transactions from third parties. See Question 11.

         - Participants that reinvest cash dividends will be treated for federal income tax purposes as having received a distribution on the dividend payment date; such dividend generally will give rise to income tax liability for the payment of income tax without providing Participants with immediate cash to pay such tax when it becomes due. See Question 21.

         - Because the date by which you must decide to make an initial cash investment or optional cash investments is prior to the Investment Date (as defined herein) for such investments, your investments may be exposed to changes in market conditions. See Question 12.

         - The Purchase Price (as defined herein) for Common Shares under the Plan may exceed the price of acquiring Common Shares (including transaction costs) on the open market on the related Investment Date. See Questions 9 and 11.

         - No interest will be paid to Participants on funds held by the administrator of the Plan pending investment. See Question 12.

         - Execution of sales of Common Shares held in the Plan may be subject to delay. See Question 18.

ADMINISTRATION

4. WHO WILL ADMINISTER THE PLAN?

         The Plan will be administered by Harris Trust and Savings Bank or such successor administrator as Innkeepers may designate (the "Administrator"). The Administrator acts as agent for Participants, keeps records of Participants' accounts, sends regular account statements to Participants, and performs other duties relating to the Plan. Common Shares purchased for each Participant under the Plan will be held by the Administrator and will be registered in the name of the Administrator or its nominee on behalf of the Participants, unless and until a Participant requests that a share certificate for his or her shares be issued, as more fully described in Question 16. The Administrator also serves as dividend disbursement agent, transfer agent, and registrar for the Common Shares. Correspondence concerning the Plan in general should be sent to:

                          Harris Trust and Savings Bank
                          Dividend Reinvestment Services
                          P.O. Box A3309
                          Chicago, Illinois 60690-3309

         Optional cash investments of checks or money orders, and sale requests, should be sent to:

                          Harris Trust and Savings Bank
                          Shareholder Communications Team
                          P.O. Box A3504
                          Chicago, Illinois 60690-3504

         Initial cash investments of checks or money orders should be mailed to:

                           --------------------------

                           --------------------------

                           --------------------------

         Please reference Innkeepers and your account number in all correspondence. When corresponding with the Administrator, we suggest that you give your daytime telephone number and area code.

         For general questions about the Plan, you may contact the Administrator at 1-800-___-____.

         An automated phone system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 5:00 p.m. Central time each business day.

         Spanish language translation service is available.

         E-Mail: The Administrator's E-mail address is
"sharholders@harrisbank.com."

         If you wish to contact the Company directly, you may write or call:

                          Innkeepers USA Trust
                          Director of Investor Relations
                          306 Royal Poinciana Way
                          Palm Beach, Florida 33480
                          (561) 835-1800


         The Director of Investor Relations may also be reached by e-mail through the Company's website at www.innkeepersusa.com.






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PARTICIPATION

5. WHO IS ELIGIBLE TO PARTICIPATE?

         You may participate in the Plan if: (a) you are a "registered holder;" a shareholder whose Common Shares are registered in the share transfer books of Innkeepers in your name, or (b) you are a "beneficial owner;" a shareholder who has beneficial ownership of Common Shares that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee) or
(c) you are not presently a shareholder but wish to invest in the Company's Common Shares. Registered holders may participate in the Plan directly. If you are a beneficial owner, you must either become a registered holder by having such shares transferred into your own name or make arrangements with your broker, bank or other nominee to participate on your behalf. See Question 6.

         Your right to participate in the Plan is not transferable to another person apart from a transfer of your underlying shares of Common Shares. Innkeepers reserves the right, which may be exercised in its sole discretion, to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading activities which cause aberrations in the trading volume of the Common Shares.

         Persons who reside in jurisdictions in which it is unlawful for Innkeepers to permit their participation are not eligible to participate in the Plan.

ENROLLMENT

6. HOW DO YOU BECOME A PARTICIPANT?

         All holders of Common Shares that are currently enrolled in the Innkeepers USA Trust Dividend Reinvestment and Share Purchase Plan will automatically become Participants in the new Plan.

         (a) Shareholders of Record. If you are a registered holder who is not currently enrolled in the Company's Dividend Reinvestment and Share Purchase Plan, you may enroll in the Plan and become a Participant by completing and signing an Enrollment Authorization Form (enclosed herein) and returning it to the Administrator at the address set forth in Question 4. An Enrollment Authorization Form may also be obtained at any time upon your request to the Administrator at the same address. If you have your Common Shares registered in more than one name (e.g., joint tenants, trustees), all registered holders of such shares must sign the Enrollment Authorization Form exactly as their names appear on the account registration.

         (b) Beneficial Owners. If you are a beneficial owner of Common Shares not currently participating in the Company's Dividend Reinvestment and Share Purchase Plan, you must instruct your broker, bank or other nominee in whose name your shares are held to participate in the Plan on





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



your behalf. To facilitate participation by beneficial owners, the Plan is eligible for the Depository Trust Dividend Reinvestment Services. If a broker, bank or other nominee holds shares of a beneficial owner through a securities depository, such broker, bank or other nominee may also be required to provide a Broker and Nominee Form to the Administrator in order to participate in the initial or optional cash investment portion of the Plan. See Question 12.

         (c) Interested investors not presently shareholders. If you are not a shareholder of the Company you may become a Participant by delivering a completed Enrollment Authorization Form to the Administrator directly, or through coordination with your broker, bank or other nominee as described in (b) above if you wish to become a beneficial owner (as opposed to a registered holder), along with an initial cash investment of not less than $250 and not more than $3,000; provided, that initial cash investments of more than $3,000 may be made if a Request for Waiver is made and approved by the Company. The Company may, in its sole discretion, also establish an initial cash investment minimum of less than $250 for an investor.

         Enrollment Authorization Forms and, if applicable, Broker and Nominee Forms, will be processed as promptly as practicable. Participation in the Program will begin after the properly completed Enrollment Authorization Form and/or Broker and Nominee Form has been reviewed and accepted by the Administrator (and, in cases of initial or optional cash investments exceeding $3,000, a properly completed Request for Waiver Form has been reviewed and approved by the Company).

         You may enroll in the Plan at any time. Once enrolled, you will remain enrolled without further action on your part until you discontinue your participation or until the Plan is terminated. See Question 20 regarding withdrawal from the Plan and Question 29 regarding termination of the Plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another Enrollment Authorization Form to continue participation in the Plan and execute a stock power form to change the registration of your Plan account.

7. WHAT DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

         The Enrollment Authorization Form appoints the Administrator as your agent for purposes of the Plan. It also permits you to direct Innkeepers to pay to the Administrator for purchase of additional Common Shares all of the cash dividends on (a) the specified number of Common Shares owned by you on the applicable Record Date and designated by you to be included in the Plan ("Participating Shares") and (b) all whole and fractional Common Shares which have been credited to your Plan account ("Plan Shares"). The Enrollment Authorization Form also permits you to direct the Administrator to purchase additional Common Shares with any initial or optional cash investments that you make. The options offered on Enrollment Authorization Form are described more fully below:

         (1) "Full Dividend Reinvestment"

                  This option directs the Administrator to invest, in accordance with the Plan, all cash dividends on all Common Shares then or subsequently registered in your name, including all whole and fractional Plan Shares. This option also permits you to make optional cash investments and directs the Administrator to apply such investments towards the purchase of additional Common Shares in accordance with the Plan.

         (2) "Partial Dividend Reinvestment"

                  This option directs the Administrator to send you, in accordance with the Plan, cash dividends in the usual manner on the number of whole Common Shares held by you which you designate in the appropriate space on the Enrollment Authorization Form. Dividends paid on all of your other shares will be reinvested in additional Common Shares in accordance with the Plan. This option also permits you to make optional cash investments and directs the Administrator to apply such investments towards the purchase of additional Common Shares in accordance with the Plan.

         (3) "Optional Cash Investments Only"

                  This option permits you to make an initial cash investment and optional cash investments and directs the Administrator to apply such investments towards the purchase of Common Shares in accordance with the Plan. If this option is selected, you will continue to receive cash dividends on all Common Shares registered in your name in the usual manner, and the Administrator will apply only an initial cash investment or optional cash investments received from you towards the purchase of Common Shares.

         You may select any one of the above options. FOR EACH METHOD OF DIVIDEND REINVESTMENT, CASH DIVIDENDS WILL BE REINVESTED ON ALL PARTICIPATING SHARES AND ON ALL PLAN SHARES HELD IN YOUR PLAN ACCOUNT, UNTIL YOU SPECIFY OTHERWISE OR WITHDRAW FROM THE PLAN ALTOGETHER, OR UNTIL THE PLAN IS TERMINATED. See Question 20 regarding notification of withdrawal to the Administrator. IF YOU RETURN A PROPERLY EXECUTED ENROLLMENT AUTHORIZATION FORM TO THE ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT.

8. WHEN WILL PARTICIPATION IN THE PLAN BEGIN?

         Participation as to dividend reinvestment will commence with the next Investment Date (as defined in Question 9 below) after receipt of the Enrollment Authorization Form, provided it is received by the Administrator by the Record Date (see Appendix I) for such investment. Reinvestment levels may be changed from time to time as a Participant desires by submitting a new election to the Administrator. Should the Enrollment Authorization Form be received after the Record Date, participation will be delayed until the following Investment Date.





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



         Participation as to optional cash investments or an initial cash investment will commence with the next Investment Date after receipt of the authorization therefor and the funds to be invested, provided such authorization and funds are received by the date specified in Question 12 for such investment. Receipt of funds paid by check, wire transfer or money order (see Question 12) means clearance and confirmation of receipt of good funds therefor by the Administrator. All initial and optional cash investments are subject to collection by the Administrator for full face value in U.S. funds. If the funds to be invested are received by the Administrator after the date specified in Question 12, but before the Investment Date for the related month, such funds will be held until they can be invested on the next Investment Date, and no interest on such funds shall be payable to the Participant. See Question 14. Finally, please see Question 12 with respect to the requirement for banks, brokers or other nominees holding Common Shares for beneficial owners (or that will hold shares for prospective beneficial owners) in the name of a securities depository to deliver broker or nominee forms in connection with initial or optional cash investments.

PURCHASES

9. WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

         Purchases under the Plan with reinvested dividends will be made once each quarter. Purchases under the Plan with initial or optional cash investments will be made once each month.

         In a month when there is a cash dividend paid by the Company, reinvested dividends and any optional cash investments or initial cash investments under the Plan will be used to purchase Common Shares on the dividend payment date declared by the Board of Trustees (in such case, the "Investment Date"). Dividend payment dates historically have occurred on or about the last Tuesday of each January, April, July and October. It is expected that the past pattern with respect to timing of dividend payment dates generally will be followed in the future. The expected "Record Date" for such dividends is set forth on Appendix I, although the actual record dates will be determined by the Board of Trustees. The Administrator may, in its discretion, initiate purchase transactions for the reinvestment of dividends prior to the actual payment of dividends in order to minimize the delay between the payment of dividends and the settlement of purchase transactions. In months when no cash dividend is paid by the Company, optional cash investments and initial cash investments will be invested on the last Tuesday of the month, or if such day is not a business day, the first business day following the last Tuesday, or, in the case of Common Shares purchased on the open market or in privately negotiated transactions, as soon thereafter as determined by the Administrator (in each such case, the "Investment Date").

         Please see Appendix I for information with respect to expected Investment Dates and other relevant dates.

         THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF DIVIDENDS, AND NOTHING CONTAINED IN THE PLAN OBLIGATES INNKEEPERS TO DECLARE OR PAY ANY DIVIDENDS. THE PLAN DOES NOT REPRESENT A CHANGE IN INNKEEPERS' DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO BE DETERMINED BY THE BOARD OF TRUSTEES BASED UPON INNKEEPERS' EARNINGS, FINANCIAL CONDITION, AND OTHER FACTORS.

10. WHAT IS THE SOURCE OF SHARES TO BE PURCHASED UNDER THE PLAN?

         All dividends reinvested through the Plan and all initial and optional cash investments through the Plan will be used to (i) purchase newly issued Common Shares directly from Innkeepers, (ii) purchase shares through open market purchases, (iii) purchase shares through privately negotiated transactions, or
(iv) purchase shares through a combination of such transactions. Shares purchased directly from Innkeepers will consist of authorized but unissued Innkeepers Common Shares.

11. AT WHAT PRICE WILL SHARES BE PURCHASED?

         When shares are acquired directly from the Company. All shares acquired directly from Innkeepers with reinvested dividends will be acquired at a price to you (the "Purchase Price") of ninety six percent (96%) of the average of the daily high and low sales prices, computed up to four decimal places, if necessary, of Common Shares as reported on the Exchange for the twelve Trading Days (as defined below) immediately preceding the applicable Investment Date; provided, that in no event will the Purchase Price per share be less than ninety-five percent (95%) of the average of the daily high and low sales prices of the Common Shares on the Exchange on the Investment Date. A "Trading Day" means a day on which trades in Common Shares are reported on the Exchange. The period encompassing the first twelve Trading Days immediately preceding the applicable Investment Date constitutes the relevant "Pricing Period." All shares acquired directly from Innkeepers with optional cash investments or an initial cash investment will be acquired at a Purchase Price equal to one hundred percent (100%) of the average of the daily high and low sales prices of Common Shares as reported on the Exchange during the Pricing Period; provided, that in no event will the Purchase Price per share be less than ninety-five percent (95%) of the average of the daily high and low sales prices of the Common Shares on the Exchange on the Investment Date (but see "- Exception" below).

         When shares are acquired in the market. All Common Shares acquired through open market purchases or in privately negotiated purchases with reinvested dividends will be acquired as soon as practicable on or after the applicable Investment Date at a Purchase Price equal to ninety six percent (96%) of the actual weighted average price per share of all shares purchased in the open market or in privately negotiated purchases with respect to the relevant Investment Date; provided, that in no event will the Purchase Price per share be less than ninety-five percent (95%) of the average of the daily high and low sales prices of the Common Shares on the Exchange on the Investment Date. All Common Shares acquired through open market purchases or in privately negotiated purchases with an initial cash investment or optional cash investments will be acquired at a Purchase Price equal to one-hundred percent (100%) of the actual weighted average price per share of all shares purchased in the open market or in privately negotiated purchases with respect to the relevant Investment Date; provided, that in no event will the Purchase Price per share be less than ninety-five percent (95%) of the average of the daily high and low sales prices of the Common Shares on the Exchange on the Investment Date (but see "- Exception" below).

         Exception. Shares purchased with an initial cash investment or optional cash investments pursuant to a Request for Waiver may be purchased at a discount from the Purchase Price as more fully described in Question 13. Purchases made with optional cash investments or initial cash investments pursuant to a Request for Waiver may be subject to a Threshold Price, as more fully described in Question 13.

         Due to regulatory requirements, the Plan may be required to make open market purchases over two or more consecutive business days.

         Discounts may be established, changed or eliminated by the Company without prior notice to Participants at any time.

12. HOW ARE OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS MADE?

         All Plan Participants are eligible to make optional cash investments at any time. Interested investors not presently shareholders of the Company may become a Participant by directly enrolling in the Plan by delivering a completed Enrollment Authorization Form to the Administrator and making an initial cash investment. Interested investors not presently shareholders of the Company and not wanting to directly enroll in the Plan must instruct their broker, bank or other nominee to utilize an Enrollment Authorization Form. A broker, bank or nominee, as holder on behalf of a beneficial owner, may utilize an Enrollment Authorization Form unless it holds the shares in the name of a securities depository. If a broker, bank or nominee holds shares of a beneficial owner in the name of a securities depository, optional cash investments or initial cash investments must be accompanied by a Broker and Nominee Form ("B/N Form").

         The B/N Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of a beneficial owner in the name of a securities depository may make an initial cash investment or invest optional cash investments under the Plan on behalf of such beneficial owner. In such case, the broker, bank or other nominee must use a B/N Form for transmitting initial or optional cash investments on behalf of the beneficial owner. A B/N Form must be delivered to the Administrator at the address specified in Question 4 each time that such broker, bank or other nominee transmits initial or optional cash investments on behalf of a beneficial owner. B/N Forms will be furnished by the Administrator upon request.

         Initial and optional cash investments of $3,000 or less should be received by the Administrator at least two business days before the Investment Date. Initial and optional cash investments greater than $3,000 per month and made pursuant to a Request for Waiver should be received by the Administrator at least one business day before the commencement of the relevant Pricing Period in order to purchase Common Shares on the next following Investment Date (see Appendix I). Initial cash investments are subject to a minimum of $250 (except when a lower minimum initial cash investment is accepted by the Company, in its sole discretion) and optional cash investments are subject to a minimum of $50 per month. There is no obligation to make an optional cash investment, and the amount of such investment may vary from time to time. Optional cash investments and initial cash investments received after the dates stated above and before the related Investment Date will be held without interest until they can be invested on the next Investment Date. See Questions 9 and 14. NO INTEREST WILL BE PAID TO PARTICIPANTS ON OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS HELD PENDING INVESTMENT. INNKEEPERS WILL RETAIN ANY INTEREST EARNED ON SUCH FUNDS FOR ITS OWN ACCOUNT. IF YOU HAVE ANY QUESTIONS REGARDING THE DATES ON WHICH THE ADMINISTRATOR MUST RECEIVE FUNDS FOR YOUR INITIAL OR OPTIONAL CASH INVESTMENT YOU SHOULD CONTACT THE ADMINISTRATOR AT THE ADDRESS OR NUMBER SET FORTH IN QUESTION 4.

         You should be aware that since investments under the Plan are made as of specified dates, you lose any advantage that otherwise might be available from being able to select the timing of your investment. NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON COMMON SHARES PURCHASED UNDER THE PLAN.

         In the event that any check is returned unpaid for any reason, the Administrator will consider the request for an initial or optional cash investment null and void and shall immediately remove from the Participant's account shares, if any, purchased upon credit of such money. The Administrator shall also be entitled to sell these shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy such uncollected amounts, the Administrator shall be entitled to sell additional shares from the Participant's account to satisfy the uncollected balance.

         ALL OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS MADE BY CHECK SHOULD BE MADE PAYABLE TO HARRIS TRUST AND SAVINGS BANK AND MAILED TO THE ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4. OTHER FORMS OF PAYMENT, SUCH AS WIRE TRANSFERS, MUST BE APPROVED IN ADVANCE BY THE ADMINISTRATOR. INQUIRIES REGARDING OTHER FORMS OF PAYMENTS AND ALL OTHER WRITTEN INQUIRIES SHOULD BE ADDRESSED TO THE ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4.

         Investments may be made in the following ways:

         Check Investment. Optional cash investments and initial cash investments may be made by personal check or money order payable in U.S. dollars to "Harris Trust and Savings Bank."

         Wire Investment. The Administrator may, but is not obligated to, permit optional cash investments or initial cash investments to be made by wire transfer to the Administrator. Participants who wish to make a wire transfer should contact the Administrator for instructions. Participants making wire investments may be charged fees by the commercial bank initiating the transfer.

          Automatic Investment from a Bank Account. Participants may make automatic monthly cash investments of a specified amount (not less than $50 per month and, unless a Request for Waiver is approved by the Company, not more than $3,000 per month) by electronic funds transfer from a predesignated U.S. bank account. To initiate automatic monthly deductions, the Participant must provide written authorization to the Administrator together with a voided blank check for the account from which funds are to be drawn. The written request for automatic monthly deduction will be processed and will become effective as promptly as practicable. Once automatic monthly deduction is initiated, funds will be drawn from the Participant's designated bank account on the business day immediately preceding the relevant Pricing Period, and will be invested in Common Shares beginning on the Investment Date. Participants may change or terminate automatic monthly deduction by providing new written instructions to the Administrator. To be effective with respect to a particular month, however, the new instructions must be received by the Administrator prior to the last business day of the preceding calendar month.

 13. WHAT LIMITATIONS APPLY TO OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS?

         MINIMUM/MAXIMUM LIMITS. Optional cash investments are subject to a $50 minimum per month, initial cash investments are subject to a $250 minimum (except when the Company, in its sole discretion, establishes a lower minimum initial cash investment), and Innkeepers reserves the right to refuse to accept any initial cash investment of more than $3,000, or any optional cash investment in excess of $3,000 per month, from any Participant or related or associated group of Participants. Optional cash investments of less than $50 per month, initial cash investments of less than $250 (or any lower minimum amount determined for an investor by the Company, in its sole discretion) and that portion of any initial or optional cash investment which exceeds the $3,000 purchase limit, unless such limit has been waived, are subject to return to the Participant without interest. Innkeepers reserves the right to waive such limits on initial or optional cash investments in its sole discretion.

         REQUEST FOR WAIVER. Initial cash investments in excess of $3000 and optional cash investments in excess of $3,000 per month may only be made pursuant to a written request for waiver (a "Request for Waiver") accepted by Innkeepers. To submit an initial cash investment in excess of $3,000 or optional cash payment in excess of $3,000 for any monthly period, a Participant must submit a written Request for Waiver no later than 3:00 P.M. EST on the date that is three (3) business days prior to the commencement of the relevant Pricing Period for such initial or optional cash investment. It is solely within Innkeepers' discretion as to whether any such approval in excess of the allowable maximum amount will be granted. In deciding whether to approve a Request for Waiver, Innkeepers will consider relevant factors including, but not limited to (a) whether it is then selling newly issued Common Shares under the Plan or acquiring Common Shares for the Plan through open market purchases or privately negotiated transactions, (b) Innkeepers' need for additional funds, (c) the attractiveness of obtaining such funds by the sale of Common Shares by comparison to other sources of funds, (d) the purchase price likely to apply to any sale of Common Shares, (e) the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan, and the number of Common Shares held of record by such Participant, and (f) the aggregate amount, if any, of initial and optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all Participants. If such requests are submitted for any monthly period for an aggregate amount in excess of the amount Innkeepers is willing to accept, Innkeepers may honor requests in order of receipt, pro rata or by any other method which Innkeepers determines to be appropriate. To obtain a Request for Waiver Form, please contact Innkeepers' Director of Investor Relations at (561) 835-1800. Completed Requests for Waiver should be sent to Innkeepers at 306 Royal Poinciana Way, Palm Beach, Florida 33480, Attention: Chief Financial Officer, or by facsimile to (561) 835-0457.

         GOOD FUNDS ON ALL APPROVED REQUESTS FOR WAIVER MUST BE RECEIVED BY THE ADMINISTRATOR NOT LATER THAN 12:00 P.M. (NOON) EASTERN TIME ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE RELEVANT PRICING PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE.

         INNKEEPERS RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OR BENEFICIAL OWNERS OF COMMON SHARES IN ORDER TO DETER OR ELIMINATE PRACTICES WHICH ARE NOT CONSISTENT WITH THE PURPOSES OF THE PLAN. SEE "PLAN OF DISTRIBUTION."

         THRESHOLD PRICE. Unless it waives its right to do so, Innkeepers may establish for any Pricing Period a minimum price (the "Threshold Price") for purchasing shares with optional cash investments (or an initial investment) made pursuant to Requests for Waiver. Innkeepers will, at least five business days prior to the commencement of the relevant Pricing Period, determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount, and so notify the Administrator. The determination whether to establish a Threshold Price and, if a Threshold Price is established, its amount, will be made by Innkeepers in its sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

         The Threshold Price for optional cash investments (or an initial cash investment) made pursuant to Requests for Waiver, if established for any Pricing Period, will be a stated dollar amount that the average of the high and low sale prices of the Common Shares on the Exchange for each Trading Day of the relevant Pricing Period must equal or exceed. In the event that the Threshold Price is not satisfied for a Trading Day in the Pricing Period, then that Trading Day and all trading prices for that day will be excluded from the Pricing Period and the determination of the Purchase Price. A day will also be excluded if there are not trades of Common Shares on the Exchange for such day. Thus, for example, if the Threshold Price is not satisfied for three of the twelve Trading

Days, then the Purchase Price will be based upon the remaining nine Trading Days for which the Threshold Price was satisfied.

         Each Trading Day of a Pricing Period for which the Threshold Price is not satisfied or each day for which there are no trades of Common Shares reported on the Exchange will cause the return of a portion of your optional cash investment (or initial cash investment) in excess of $3,000. The returned amount will equal one-twelfth of the total amount of the optional cash investment (or initial cash investment) in excess of $3,000 for each Trading Day that the Threshold Price is not satisfied or for each day no such sale is reported. Thus, for example, if the Threshold Price is not satisfied or no such sales are reported for three Trading Days, 3/12 (i.e., 25%) of your optional cash investment (or initial cash investment) in excess of $3,000 will be returned without interest to you.

         The Threshold Price concept and return procedure discussed above apply only to optional cash investments (or an initial cash investment) made pursuant to written Requests for Waiver, and not to the reinvestment of dividends or investments that do not exceed $3,000. Setting a Threshold Price for a Pricing Period shall not affect the setting of a Threshold Price for any subsequent Pricing Period.

         For any particular month, Innkeepers may waive its right to set a Threshold Price for optional cash investments (or initial cash investments) that exceed $3,000. Neither Innkeepers nor the Administrator shall be required to provide any written notice to Participants as to the Threshold Price for any Pricing Period. Participants, however, may ascertain whether the Threshold Price applicable to a given Pricing Period has been set or waived, as applicable, by telephoning Innkeepers' Director of Investor Relations at (561) 835-1800.

         WAIVER DISCOUNT. Each month, at least five business days prior to the commencement of the relevant Pricing Period, Innkeepers may establish a discount from the Purchase Price applicable to optional cash investments (or initial cash investments) made pursuant to Requests for Waiver. Such discount (the "Waiver Discount") will be between 0% and 3% of the Purchase Price and may vary each month, but once established will apply uniformly to all optional cash investments (or initial cash investments) made pursuant to Requests for Waiver during that month. The Waiver Discount will be established in Innkeepers' sole discretion after a review of relevant factors including, but not limited to, current market conditions, the level of participation in the Plan, and current and projected capital needs. Participants may obtain the Waiver Discount applicable to the next Pricing Period by telephoning Innkeepers at (561) 835-1800. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent monthly purchase. The Waiver Discount feature discussed above applies only to optional cash investments and initial cash investments made pursuant to written Requests for Waiver and does not apply to the reinvestment of cash dividends or optional cash investments and initial investments of $3,000 or less.

14. UNDER WHAT CIRCUMSTANCES WILL OPTIONAL CASH INVESTMENTS AND INITIAL INVESTMENTS BE RETURNED?

         Optional cash investments and initial investments must be received by the Administrator by the dates described in the third paragraph of Question 12. Any optional cash investments and initial investments received after such dates and before the related Investment Date will be promptly returned to the Participant, and no interest on such returned amounts will be paid to the Participant. Optional cash investments of less than $50 and initial cash investments of less than $250 (or such lower initial cash investment minimum as may have been established for an investor by the Company in its sole discretion) and that portion of any optional cash investment or initial investment which exceeds the allowable maximum amount will also be returned promptly to the Participant, and no interest on such returned amounts will be paid to the Participant. In addition, a portion of each optional cash investment or initial cash investment in excess of $3,000 will be returned to the Participant for each Trading Day that the Threshold Price is not satisfied or for which there are no trades in Common Shares on the Exchange, and no interest on such returned amounts will be paid to the Participant. (See Question 13 regarding the minimum/maximum monthly purchase limits and the Threshold Price.).

15. WHAT IF A PARTICIPANT HAS MORE THAN ONE ACCOUNT?

         For the purpose of the limitations discussed in Question 13, Innkeepers may aggregate all reinvestment dividends, initial cash investments and optional cash investments for Participants with more than one account using the same Social Security Number or Taxpayer Identification Number. Participants unable to supply a Social Security Number or Taxpayer Identification Number may be limited by Innkeepers to only one Plan account. Also, for the purpose of such limitations, all Plan accounts which Innkeepers believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless Innkeepers has determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, Innkeepers will have the right to aggregate all such accounts and to return, without interest, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts. See Question 13.

CERTIFICATES

16. WILL CERTIFICATES BE ISSUED FOR SHARE PURCHASES?

         All Plan Shares and all Participating Shares deposited for safekeeping with the Administrator pursuant to Question 17 below will be held together in the name of the Administrator or its nominee. This service protects against the loss, theft, and destruction of certificates evidencing shares. Upon written request or upon withdrawal of a Participant from the Plan or upon termination of the Plan, the Administrator will have certificates issued and delivered to you for any full Common Shares credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional shares be issued.

17. MAY A PARTICIPANT ADD COMMON SHARES TO HIS OR HER ACCOUNT BY TRANSFERRING SHARE CERTIFICATES THAT THE PARTICIPANT POSSESSES?

         You may send to the Plan for safekeeping all Common Share certificates which you hold and designate for participation in the Plan. The Plan will hold the shares purchased for a Participant, and any shares deposited by the Participant with the Plan for safekeeping, until the Participant terminates participation in the Plan. The safekeeping of shares offers the advantage of protection against loss, theft or inadvertent destruction of certificates as well as convenience if and when shares are sold through the Plan. All shares represented by such certificates will be kept in safekeeping in "book entry" form and will be combined with any full and fractional shares then held by the Plan for the Participant. ALL SUCH SHARES TRANSFERRED TO THE PLAN UNDER THE SAFEKEEPING SERVICE WILL BE DEEMED PARTICIPATING SHARES, AND ALL DIVIDENDS ON SUCH SHARES WILL BE REINVESTED FOR THE PARTICIPANT.

         To deposit your certificates for safekeeping under the Plan, you must submit a letter of transmittal, which will be provided by the Administrator upon request. Share certificates and the letter of transmittal, as well as all written inquiries about the safekeeping service, should be directed to the Administrator at the address listed in Question 4. It is recommended that certificates be sent by registered mail.

         Shares deposited for safekeeping may be withdrawn by the Participant by submitting a written request to the Administrator. Dividends on Plan Shares acquired by the reinvestment of dividends on any such withdrawn shares (and on any other shares subsequently acquired and held by the Participant) will continue to be reinvested unless the Participant provides contrary written instructions or a new Enrollment Authorization Form.

SALE OF SHARES

18. CAN PARTICIPANTS SELL SHARES HELD UNDER THE PLAN?

         Following receipt of written instructions from you, the Plan will sell some or all of your shares held under the Plan (including Common Shares deposited with the Plan for safekeeping) and will remit to you a check for the proceeds of such sale, less your share of brokerage commissions, service/administrative charges and any applicable taxes. Prior written instructions from the Participant must be received at least 48 hours preceding the sale. Shares will be sold at least once per week by the Plan at then current market prices in transactions carried out through one or more brokerage firms. If a request to sell shares is received on or after the ex-dividend date but before the related dividend payment date, any cash dividend paid on such shares will be reinvested. The request to sell shares will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to the Participant's account. Shares to be sold may be commingled with those of other Participants requesting sale of their shares, and the proceeds to each Participant will be based on the average price for all shares sold during the day of sale. This procedure for selling shares may be particularly attractive to holders of small amounts of Common

Shares, because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs than might otherwise be available to individual Participants in the sale of their shares. Participants should understand that the price of the Common Shares may go down between the date a request to sell is received and the date the sale is executed. A request to sell all shares held in a Participant's account will be treated as a withdrawal from the Plan. See Question 20 below.

REPORTS

19. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         Unless you are participating in the Plan through your broker, bank or nominee, you will receive from the Administrator a detailed statement of your Plan account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total optional cash investments received, total Common Shares purchased (including fractional shares), price paid per share, total Common Shares held in the Plan and other information. THESE STATEMENTS SHOULD BE RETAINED BY YOU TO DETERMINE YOUR TAX COST BASIS FOR SHARES PURCHASED. See Question 21. If you are participating in the Plan through your broker, bank or nominee, you should contact such party regarding a statement of your interests in the Plan.

         All notices from the Administrator to a Participant will be mailed to the Participant at his last address of record with the Administrator. Participants must notify the Administrator of any change in name or address.

WITHDRAWAL

20. HOW MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

         A Participant may terminate participation in the Plan by writing to the Administrator. A Participant may request (1) that the Administrator send all dividends to the Participant by check and continue to hold the Participant's shares in the Plan account (in such case the Participant may continue to make optional cash investments), (2) that the Administrator discontinue any automatic withdrawals of funds and purchase of shares, (3) that a certificate be issued for all full Common Shares held for such Participant's account and a check be issued for the proceeds from the sale of any fractional shares, or (4) that all full shares and any fractional share held for such Participant's account be sold and a check issued for the net proceeds, less any applicable brokerage fees and commissions, service/administrative charges and transfer tax. If such a request is received on or after the ex-dividend date but before the related dividend payment date, any cash dividend paid on that account will be reinvested for the account. The request will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to the Participant's account.

         If a Participant in the Plan does not own at least one whole share registered in the Participant's name or held through the Plan, the Participant's participation in the Plan may be terminated. The Company may also terminate the Plan or any Participant's participation in the Plan after written notice in advance mailed to such Participant at the address appearing on the Administrator's records. Participants whose participation in the Plan has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in any Plan account so terminated.

TAXES

21. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

         Reinvested Dividends. When your dividends are reinvested to acquire Common Shares (including any fractional share), you will be treated as having received a distribution in the amount of the average of the high and low sales price of the Common Shares on the Exchange on the Investment Date (the "Tax FMV"), multiplied by the number of Common Shares (including any fractional share) purchased. Thus, for example, if $95 of your dividends are reinvested to purchase Common Shares under the Plan having a Tax FMV of $100, you will be treated as having received a $100 distribution for federal income tax purposes. The amount treated as a distribution to you will be taxable as a dividend to the extent of the Company's current and accumulated earnings and profits. To the extent that the distribution exceeds the Company's current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing your tax basis in your shares, and then as gain realized from the sale of your shares. Your tax basis in Common Shares acquired with reinvested dividends will be equal to the Tax FMV of such shares.

         Initial Cash Investments and Optional Cash Investments. It is not entirely clear under current law how a purchase of Common Shares under the Plan with an initial cash investment or an optional cash investment (whether or not pursuant to a Request for Waiver) should be treated for federal income tax purposes. The tax treatment of such a purchase of Common Shares will differ depending on whether you are participating in the dividend reinvestment feature of the Plan. The Company currently intends to take the position for reporting purposes that, if you are not participating in the dividend reinvestment feature of the Plan, you will not be treated for federal income tax purposes as having received a distribution from the Company upon the purchase of Common Shares with an initial cash investment or an optional cash investment. In that case, your tax basis in the Common Shares purchased will equal the Purchase Price for such shares. However, the Company currently intends to take the position for tax reporting purposes that, if you participate in the dividend reinvestment feature of the Plan, you will be treated for federal income tax purposes as having received a distribution from the Company upon the purchase of Common Shares with an initial cash investment or an optional cash investment in an amount equal to the excess, if any, of (i) the Tax FMV of the shares multiplied by the number of Common Shares (including any fractional share) purchased over (ii) the Purchase Price of such Common Shares, taking into account any discount, and that any such distribution will be treated as a taxable dividend to you in the extent of the Company's current and accumulated earnings and profits. Thus, for example, if you make a $97 optional cash investment to purchase Common Shares having a Tax FMV of $100, you will be treated as having received a $3 distribution for federal income tax purposes. The Company currently intends to take the position for tax reporting purposes that, if you participate in the dividend reinvestment feature of the Plan, you will receive a tax basis in Common Shares acquired with an initial cash investment or an optional cash investment equal to the greater of the Tax FMV or the purchase price of the shares.

         The holding period for a Common Share (including a fractional share) acquired under the Plan generally will begin on the day after the Investment Date that the share was acquired. The holding period of a whole share resulting from the acquisition of two or more Fractional Shares on different Investment Dates normally will be split between the holding periods of the fractional components comprising the whole share. In the case of Participants (including foreign shareholders) whose dividends are subject to U.S. backup (or federal tax) withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

         Receipt of Share Certificates and Cash. You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if the Plan Administrator sells your shares pursuant to your request upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your account generally will be capital gain or loss if you hold your Plan shares as capital assets.

         The Plan is neither subject to the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The above rules may not be applicable to certain Participants, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders, who should consult their own tax advisors concerning the tax consequences applicable to them.

         THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. SPECIFIC QUESTIONS SHOULD BE REFERRED TO THE PARTICIPANT'S TAX ADVISOR.

OTHER PROVISIONS

22. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS COMMON SHARES OR ACQUIRES ADDITIONAL COMMON SHARES?

         If a Participant has elected to have dividends automatically invested in the Plan and subsequently sells or transfers all or any part of the Common Shares registered in the Participant's name, automatic investment will continue as long as shares are registered in the name of the Participant or held for the Participant by the Administrator or until termination of enrollment. Similarly, if a Participant has elected the Full or Partial Dividend Reinvestment options under the Plan and subsequently acquires additional shares registered in the Participant's name, dividends paid on such shares will automatically be reinvested until termination of enrollment. If, however, a Participant has elected the Optional Cash Investments Only option and subsequently acquires additional shares which are registered in the Participant's name, dividends paid on such shares will not be automatically reinvested under the Plan. See Question
7. Participants may, however, change their dividend reinvestment elections by providing a letter of instruction to the Administrator.

23. HOW WILL A PARTICIPANT'S COMMON SHARE BE VOTED?

         In connection with the exercise of shareholder voting rights, each Participant will receive a proxy card representing any Common Shares held by the Participant or for the Participant's account under the Plan. All Common Shares will be voted as designated by the Participant on the proxy card. If a Participant does not vote by proxy or in person and does not otherwise instruct the Plan to the contrary, the Plan may vote the full shares held by it for the account of the Participant in accordance with the recommendations of Innkeepers' management.

24. WHO PAYS THE EXPENSES OF THE PLAN?

         There are no brokerage commissions or service charges on newly issued Common Shares purchased from Innkeepers for a Participant's account. Brokerage fees on shares purchased on the open market or in a privately negotiated transaction for a Participant's account with dividends will be paid by Innkeepers and, for tax purposes, these fees will be considered additional dividend income to the Participant. (See Question 21.) Participants will pay a pro rata portion of brokerage fees on Common Shares purchased on the open market or in a privately negotiated transaction for a Participant's account with optional cash investments or initial cash investments. All costs of administering the Plan will be paid by Innkeepers except costs associated with custodial services, brokerage commissions on open market purchases or privately negotiated purchases with optional cash investments or initial cash investments, brokerage commissions in connection with sales under the Plan, the costs and fees of any broker, bank or other nominee (other than the Administrator) which holds shares on behalf of a Participant and taxes. When shares are sold for a Participant's account, the Plan will first deduct any applicable brokerage commissions, service charges (including applicable fees charged by the Administrator) and transfer and other taxes.

25. WHAT ARE THE RESPONSIBILITIES OF INNKEEPERS OR THE ADMINISTRATOR UNDER THE PLAN?

         Neither Innkeepers nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudicated incompetence prior to the receipt of notice in writing of such death or adjudicated incompetence, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Shares. Neither Innkeepers nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan. The Plan does not limit any Participant's right to sue under the Securities Act or the Exchange Act.

         THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

26. WHAT HAPPENS IF INNKEEPERS ISSUES A SHARE DIVIDEND OR DECLARES A SHARE
    SPLIT?

         Any Common Share distributed by Innkeepers as a result of a share dividend or a share split on shares held under the Plan for a Participant will be credited to the Participant's account. In the event that Innkeepers makes available to holders of its Common Shares rights to purchase additional shares or other securities, to the extent permitted by the terms of such rights the Plan will sell all rights received by it for Participants and invest the resulting funds in Common Shares with the next regular cash dividend. Participants who wish to exercise any rights relating to their shares will be able to do so only if they have requested that certificates for the shares purchased under the Plan be issued to them prior to the record date for the distribution of the rights. (See Question 16.)

27. MAY SHARES IN A PARTICIPANT'S ACCOUNT BE PLEDGED?

         No shares credited to a Participant's account may be pledged and any such purported pledge will be void. If a Participant wishes to pledge shares, those shares must be withdrawn from the Plan.

28. MAY A PARTICIPANT TRANSFER ALL OR A PART OF THE PARTICIPANT'S SHARES HELD IN THE PLAN TO ANOTHER PERSON?

         A Participant may transfer ownership of all or part of his or her shares held in the Plan through gift, private sale or otherwise, by mailing to the Administrator at the address in Question 4 a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and a Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the Plan are subject to the same requirements as the transfer of Common Share certificates, including the requirement of a medallion signature guarantee on the share assignment. The Administrator will provide Participants with the appropriate forms upon request. If any share certificates bearing a restrictive legend are contained in the

Participant's Plan account, the Administrator will comply with the provisions of such restrictive legend before effecting a sale or transfer of such restricted shares.

         Shares so transferred will continue to be held by the Administrator under the Plan. An account will be opened in the name of the transferee, if he or she is not already a Participant, and such transferee will automatically be enrolled in the Plan. If the transferee is not already a registered shareholder or a Plan Participant, the donor may make a reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment election after the gift has been made. (See Question 7 above.) The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.

29. MAY THE PLAN BE CHANGED OR TERMINATED?

         While the Company intends to continue the Plan indefinitely, Innkeepers reserves the right to amend, modify, suspend or terminate the Plan at any time. If the Company terminates the Plan, you will receive a certificate for the number of whole Common Shares credited to your account under the Plan and a check for the value of any fractional share. Participants will be notified in writing of any modifications made to the Plan.

                                 USE OF PROCEEDS

         The proceeds to Innkeepers from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes.

              DISTRIBUTION POLICY AND PRICE RANGE OF COMMON SHARES

         The Company currently pays regular quarterly distributions to the holders of Common Shares. Future distributions paid by the Company will be at the discretion of the Board of Trustees and will depend on the Company's actual cash available for distribution to shareholders of the Company, its financial condition, capital requirements, the distribution requirements under federal income tax provisions for qualification as a REIT and such other factors as the Board of Trustees may deem relevant. The Company's Common Shares are listed on the Exchange under the symbol "KPA".

                       RESTRICTIONS ON OWNERSHIP OF SHARES

         For the Company to qualify as a REIT for federal income tax purposes, no more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the law to include certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year, and the Common Shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Company expects to continue to qualify as a REIT, the Amended and Restated Declaration of Trust of the Company contains provisions that prohibit direct or indirect ownership by any shareholder of more than 9.8% of the Common Shares (or 9.8% of the number of outstanding 8.625% Series A Cumulative Convertible Preferred Shares of Beneficial Interest of the Company) and renders null and void certain transfers of shares which would result in the disqualification of the Company as a REIT. The provision also gives the board of trustees the authority to take such actions as it deems advisable to enforce the provision. Such actions might include, but are not limited to, refusing to give effect to, or seeking to enjoin, a transfer which might jeopardize the Company's status as a REIT. The provision also requires any shareholder to provide the Company such information regarding his direct or indirect ownership of Common Shares as the Company may reasonably require. The provisions could prevent you from reinvesting dividends or prevent you from making an initial or optional cash investment.

                              PLAN OF DISTRIBUTION

         Except to the extent the Administrator purchases Common Shares in open market transactions or privately negotiated purchases, the Common Shares acquired under the Plan will be sold directly by the Company under the Plan. In connection with the administration of the Plan, Innkeepers may be requested to approve optional cash investments in excess of the allowable maximum amounts on behalf of Participants pursuant to Requests for Waiver, including those engaged in the securities business. In deciding whether to approve such a request, Innkeepers will consider relevant factors including, but not limited to (a) whether it is then selling newly issued Common Shares under the Plan or whether shares for the Plan are being acquired through open market purchases or privately negotiated transactions, (b) Innkeepers' need for additional funds,
(c) the attractiveness of obtaining such funds by the sale of Common Shares in comparison to other sources of funds, (d) the purchase price likely to apply to any sale of Common Shares, (e) the Participant submitting the request, including the extent of the Participant's previous participation and the nature of such Participant, and (f) the aggregate amount, if any, of optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all Participants. Persons who acquire Common Shares through the Plan and resell them shortly after acquiring them, under certain circumstances, may be participating in a distribution of securities that would require compliance with Rule 10b-6 under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. Such shares, including shares acquired pursuant to approved Requests for Waiver, may be resold in market transactions (including coverage of short transactions on any national securities exchange on which the Common Shares are traded) or in privately negotiated transactions. Innkeepers will not extend to any such person any rights or privileges other than those to which it would be entitled as a Participant, nor will Innkeepers enter into any agreement with any such person regarding such person's purchase of such shares or any resale or distribution thereof. Innkeepers may, however, approve requests for optional cash investments by such persons in excess of allowable maximum limitations. If such requests are submitted for any Investment Date for an aggregate amount in excess of the amount Innkeepers is willing to accept, Innkeepers may honor such requests in order of receipt, pro rata or by any other method which Innkeepers determines to be appropriate.

                                  LEGAL MATTERS

         Certain legal matters with regard to the Common Shares have been passed upon by Hunton & Williams, Richmond, Virginia.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedule of Innkeepers USA Trust, as of December 31, 1996 and 1997, and the years ended December 31, 1995, 1996 and 1997; and the combined financial statements of the JF Lessee as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997, all of which are incorporated by reference in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon incorporated by reference herein. Such financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.

                                                                      APPENDIX I


              Threshold Price
                and Waiver
             Discount, if any,     Requests for                                  Pricing Period
Cycle         will be set by:      Wavier Due by:          Record Date                Start Date       Investment Date
-----         ---------------      --------------          -----------          -----------------    -----------------
                      (C)                  (D)                   (E)                      (F)                  (G)
A. . . . . . January 28, 1999      February 1, 1999       N/A                   February 4, 1999     February 23, 1999
A. . . . . . March 5, 1999         March 9, 1999          N/A                   March 12, 1999       March 30, 1999
B. . . . . . April 1, 1999         April 6, 1999          March 26, 1999        April 9, 1999        April 27, 1999
A. . . . . . April 30, 1999        May 4, 1999            N/A                   May 7, 1999          May 25, 1999
A. . . . . . June 4, 1999          June 8, 1999           N/A                   June 11, 1999        June 29, 1999
B. . . . . . July 1, 1999          July 6, 1999           June 25, 1999         July 9, 1999         July 27, 1999
A. . . . . . August 6, 1999        August 10, 1999        N/A                   August 13, 1999      August 31, 1999
A. . . . . . September 2, 1999     September 7, 1999      N/A                   September 10, 1999   September 28, 1999
B. . . . . . October 1, 1999       October 5, 1999        September 24, 1999    October 8, 1999      October 26, 1999
A. . . . . . November 4, 1999      November 8, 1999       N/A                   November 11, 1999    November 30, 1999
A. . . . . . December 2, 1999      December 6, 1999       N/A                   December 9, 1999     December 28, 1999


B. . . . . . December 30, 1999     January 3, 2000        December 31, 1999     January 6, 2000      January 25, 2000
A. . . . . . February 3, 2000      February 7, 2000       N/A                   February 10, 2000    February 29, 2000
A. . . . . . March 3, 2000         March 7, 2000          N/A                   March 10, 2000       March 28, 2000
B. . . . . . March 30, 2000        April 3, 2000          March 31, 2000        April 6, 2000        April 25, 2000
A. . . . . . May 4, 2000           May 8, 2000            N/A                   May 11, 2000         May 30, 2000
A. . . . . . June 2, 2000          June 6, 2000           N/A                   June 9, 2000         June 27, 2000
B. . . . . . June 29, 2000         July 3, 2000           June 30, 2000         July 7, 2000         July 25, 2000
A. . . . . . August 4, 2000        August 8, 2000         N/A                   August 11, 2000      August 29, 2000
A. . . . . . August 31, 2000       September 5, 2000      N/A                   September 8, 2000    September 26, 2000
B. . . . . . October 6, 2000       October 10, 2000       September 29, 2000    October 13, 2000     October 31, 2000
A. . . . . . November 2, 2000      November 6, 2000       N/A                   November 9, 2000     November 28, 2000
A. . . . . . November 30, 2000     December 4, 2000       N/A                   December 7, 2000     December 26, 2000


B. . . . . . January 4, 2001       January 8, 2001        December 29, 2000     January 11, 2001     January 30, 2001
A            February 1, 2001      February 5, 2001       N/A                   February 8, 2001     February 27, 2001
A. . . . . . March 2, 2001         March 6, 2001          N/A                   March 9, 2001        March 27, 2001
B. . . . . . March 29, 2001        April 2, 2001          March 30, 2001        April 5, 2001        April 24, 2001
A. . . . . . May 3, 2001           May 7, 2001            N/A                   May 10, 2001         May 29, 2001
A. . . . . . June 1, 2001          June 5, 2001           N/A                   June 8, 2001         June 26, 2001
B. . . . . . July 6, 2001          July 10, 2001          June 29, 2001         July 13, 2001        July 31,2001
A. . . . . . August 3, 2001        August 7, 2001         N/A                   August 10, 2001      August 28, 2001
A. . . . . . August 30, 2001       September 4, 2001      N/A                   September 7, 2001    September 25, 2001
B. . . . . . October 5, 2001       October 9, 2001        September 28, 2001    October 12, 2001     October 30, 2001
A. . . . . . November 1, 2001      November 5, 2001       N/A                   November 8, 2001     November 27, 2001
A. . . . . . November 30, 2001     December 4, 2001       N/A                   December 7, 2001     December 26, 2001

----------

A.       Initial and optional cash investments only.
B. Initial and optional cash investments and reinvestment of cash dividends.
C. The Threshold Price will be established at least five (5) Trading Days prior to the commencement of the Pricing Period. The Waiver Discount, if any, will also be established at least five (5) Trading Days prior to the commencement of the Pricing Period.
D. Requests for Waiver are due at least three (3) Trading Days prior to the commencement of the Pricing Period.
E. The actual Record Date for dividend months (those indicated by the letter "B" in the cycle column) will be established by the Board of Trustees; the expected Record Dates are as set forth in the table. Non-dividend months are indicated by the letter "A" in the cycle column.
F. The Pricing Period will be the twelve consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, the last Tuesday of such month; however, if either the dividend payment date or such last Tuesday falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                                   U.S. EQUITY
                             MARKETS CLOSED IN 1999


New Years Day...........................................................................January 1
Martin Luther King Jr. Day..............................................................January 18
Presidents Day..........................................................................February 15
Good Friday.............................................................................April 2
Memorial Day............................................................................May 31
Independence Day........................................................................July 5*
Labor Day...............................................................................September 6
Thanksgiving Day........................................................................November 25
Christmas Day...........................................................................December 24*

----------

*Observed



                                   U.S. EQUITY
                             MARKETS CLOSED IN 2000


New Years Day...........................................................................January 1*
Martin Luther King Jr. Day..............................................................January 17
Presidents Day..........................................................................February 21
Good Friday.............................................................................April 21
Memorial Day............................................................................May 29
Independence Day........................................................................July 4
Labor Day...............................................................................September 4
Thanksgiving Day........................................................................November 23
Christmas Day...........................................................................December 25

----------

* New Year's Day 2000 falls on a Saturday. The Exchange will be open for regular trading hours on Friday, December 31, 1999 and Monday, January 3, 2000.





                                   U.S. EQUITY
                             MARKETS CLOSED IN 2001

New Years Day...........................................................................January 1
Martin Luther King Jr. Day..............................................................January 15
Presidents Day..........................................................................February 19
Good Friday.............................................................................April 13
Memorial Day............................................................................May 28
Independence Day........................................................................July 4
Labor Day...............................................................................September 3
Thanksgiving Day........................................................................November 22
Christmas Day...........................................................................December 25

--------------------------------------------------


THE COMPANY HAS NOT AUTHORIZED ANYBODY TO MAKE
A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS
PROSPECTUS.  IF ANY PERSON DOES MAKE A STATEMENT
THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU
SHOULD NOT RELY ON IT.  THIS PROSPECTUS IS NOT AN
OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE
SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT
PERMITTED.  THE INFORMATION IN THIS PROSPECTUS IS
COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE
INFORMATION MAY CHANGE AFTER THAT DATE.


                 TABLE OF CONTENTS
                                         Page
                                         ----

Available Information......................2
Incorporation of Certain
   Documents by Reference..................2
Summary of Plan............................4
Description of the Plan....................8

        Purpose............................8
        Participation Options..............8
        Advantages and Disadvantages.......8
        Administration....................10
        Participation.....................11
        Enrollment........................11
        Purchases.........................14
        Certificates......................21
        Sales of Shares...................22
        Reports...........................22
        Withdrawal........................23
        Taxes.............................23
        Other Provisions..................24
Use of Proceeds...........................26
Indemnification under the
   Securities Act.........................26
Distribution Policy and Price Range
   of Common Shares.......................27
Plan of Distribution......................29
Legal Matters.............................29
Experts ..................................29
Appendix I...............................A-1

--------------------------------------------------


--------------------------------------------------


            3,000,000 SHARES


               INNKEEPERS
                  USA
                 TRUST


              COMMON SHARES
            ($0.01 PAR VALUE)





    ------------------------------

               PROSPECTUS

    ------------------------------





          DIVIDEND REINVESTMENT
         AND SHARE PURCHASE PLAN






           _____________, 1999






--------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The estimated expenses in connection with the offering are as follows

         Securities and Exchange Commission registration fee     $ 8,450
         Accounting fees and expenses ......................       2,000
         Blue Sky fees and expenses ........................       2,000
         Legal fees and expenses ...........................       5,500
         Miscellaneous .....................................          50
                                                                 -------
                      TOTAL ................................     $18,000
                                                                 =======


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The Declaration of Trust of the Company obligates the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee, or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from or against any claim or liability to which such person may become subject or which such person may incur by reason of such service. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity, (b) any individual who, while a shareholder, trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity and (c) each shareholder or former shareholder for any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify any present or former shareholder, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

        Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by Maryland corporate law for directors and officers of Maryland corporations. Maryland corporate law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

        Any indemnification by the Company pursuant to the provisions of the Declaration of Trust or Bylaws described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, the Company has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable. The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

        The Partnership Agreement also provides for indemnification of the Company and its wholly-owned subsidiary which acts as general partner of the Partnership, their trustees, directors and officers and such other persons as the general partner may from time to time designate, against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Partnership in which such person may be involved, or is threatened to be involved, provided that the Partnership shall not indemnify such persons if it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) such person actually received an improper benefit in money, property or services, or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted pursuant to the foregoing provisions or otherwise, the Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable.

ITEM 16. EXHIBITS

4.1 - Amended and Restated Declaration of Trust of the Registrant (previously filed as Exhibit 3.1 to the Company's Form S-11 Registration Statement, Registration No. 33-81362 and incorporated herein by reference)

4.2 - Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant (previously filed as Exhibit 3.1 to the Company's Form 8-K filed June 16, 1998)

4.3 - Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Company's Form S-11 Registration Statement, Registration No. 33-81362 and incorporated herein by reference)

4.4*   - Form of Common Share Certificate

5.1*   - Opinion of Hunton & Williams

8.1*   - Opinion of Hunton & Williams with respect to tax matters

23.1*  - Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)

23.2*  - Consent of PricewaterhouseCoopers LLP

23.3*  - Powers of Attorney (included on signature page)

------------
* Filed herewith

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Palm Beach, State of Florida, on the 18th day of January, 1999.

                                   INNKEEPERS USA TRUST,
                                   a Maryland real estate investment trust
                                   (Registrant)


                                    By: /s/ Jeffrey H. Fisher
                                        ----------------------------------------
                                        Jeffrey H. Fisher
                                        Chairman of the Board
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jeffrey H. Fisher and Mark A. Murphy or either of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 18th day of January, 1999 by the following persons in the capacities indicated.

         Signature                                  Title
         ---------                                  -----

 /s/ Jeffrey H. Fisher                 Chairman of the Board, President and
-----------------------------------    Chief Executive Officer
         Jeffrey H. Fisher

/s/ Bruce Zenkel                       Trustee
-----------------------------------
         Bruce Zenkel

/s/ Miles Berger                       Trustee
-----------------------------------
         Miles L. Berger

/s/ C. Gerald Goldsmith                Trustee
-----------------------------------
         C. Gerald Goldsmith

/s/ Rolf E. Ruhfus                     Trustee
-----------------------------------
         Rolf E. Ruhfus

/s/ Thomas J. Crocker                  Trustee
-----------------------------------
         Thomas J. Crocker

/s/ Jack P. DeBoer                     Trustee
-----------------------------------
         Jack P. DeBoer

/s/ David Bulger                       Treasurer and Chief Financial Officer
-----------------------------------
         David Bulger

/s/ Gregory M. Fay                     Vice President of Accounting
-----------------------------------
         Gregory M. Fay